Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Brick Top Productions, Inc.

Boca Raton, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2013, relating to the consolidated financial statements of Brick Top Productions, Inc. as of and for the year ended December 31, 2012, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Li and Company, PC

Li and Company, PC

Skillman, New Jersey

April 19, 2013